Exhibit 12(a)

                      CONSENT OF CHARLES H. STAMM, ESQUIRE


College Retirement                                              Charles H. Stamm
Equities Fund                                           Executive Vice President
730 Third Avenue                                             and General Counsel
New York, New York  10017-3206                                    (212) 916-4700



                                                April 24, 1998



College Retirement Equities Fund
730 Third Avenue
New York, New York  10017

Gentlemen:

    I hereby consent to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information filed by the College Retirement Equities Fund ("CREF") as part of Post-Effective Amendment No. 29 to the Registration Statement (File Nos. 33-480 and 811-4415) on Form N-3 under the Securities Act of 1933 for certain individual, group, and tax-deferred variable annuity certificates offered and funded by CREF.


                                                Sincerely,


                                                /s/ CHARLES H. STAMM
                                                --------------------------------
                                                    Charles H. Stamm
                                                    Executive Vice President
                                                    and General Counsel